UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2020

AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive, Fort Worth, Texas	76155
1 Skyview Drive, Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(817)
963-1234
(817)
963-1234
N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1 .01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 30, 2020, American Airlines, Inc., a Delaware corporation (the “Company”), completed its previously announced offering of $2.5 billion aggregate principal amount of 11.75% Senior Secured Notes due 2025 (the “Notes”). The obligations of the Company under the Notes are fully and unconditionally guaranteed (the “Guarantee”) on a senior unsecured basis by its parent, American Airlines Group Inc. (the “Guarantor”). The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws of any jurisdiction and the Notes do not have the benefit of any exchange offer or other registration rights. The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers, as defined in, and in reliance on, Rule 144A under the Securities Act and to
non-U.S.
persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act.
The Company used approximately $1.0 billion of the net proceeds from the offering of the Notes to refinance the Delayed Draw Term Loan Credit Agreement (as defined below) and expects to use the remainder for general corporate purposes and to enhance the Company’s liquidity position.
The Notes were issued pursuant to an indenture, dated as of June 30, 2020 (the “Indenture”), by and among the Company, the Guarantor and Wilmington Trust, National Association, as trustee (the “Trustee”). The Company’s obligations with respect to the Notes will be secured on a first-lien basis by security interests in certain assets, rights and properties that the Company uses to provide non-stop
scheduled air carrier services between (a) certain airports in the United States and (b) certain airports in Australia, Canada, the Caribbean, Central America, China, Hong Kong, Japan, Mexico, South Korea, and Switzerland (collectively, the “First Lien Collateral”). The Company’s obligations with respect to the Notes will also be secured on a second-lien basis by security interests in certain assets, rights and properties that the Company uses to provide non-stop
scheduled air carrier services between (x) certain airports in the United States and (y) certain airports in the United Kingdom and the European Union (collectively, the “Second Lien Collateral” and, together with the First Lien Collateral, the “Collateral”). The Company may be required to pledge additional collateral in the future under the terms of the Notes, and in certain circumstances may elect to pledge additional collateral including as a replacement for existing collateral. The Second Lien Collateral presently secures (and will continue to secure), on a first-lien basis, the term loan and revolving credit facilities (the “2014 Credit Facilities”) established under the Amended and Restated Credit and Guaranty Agreement, dated as of April 20, 2015, among the Company, the Guarantor, the lenders from time to time party thereto, Citibank, N.A., as administrative agent and certain other parties thereto, as amended.
The Notes will be the Company’s senior secured obligations. The Notes will rank pari passu
in right of payment to all of the Company’s existing and future indebtedness that is not by its terms expressly subordinated to the Notes. The Notes will be effectively subordinated to all of the Company’s existing and future indebtedness that is secured by assets other than the Collateral, or that is secured by prior-ranking liens (including the first liens that presently secure the 2014 Credit Facilities) to the extent of the value of the assets securing such indebtedness. The Notes will rank effectively senior to any of the Company’s existing and future unsecured obligations or the Company’s existing and future obligations secured by liens junior to the liens securing the Notes to the extent of the value of the Collateral. The Notes will be structurally subordinated to all existing and future liabilities, including trade payables, of each of the Company’s subsidiaries.
The Guarantee will be the Guarantor’s senior unsecured obligations. None of the Guarantor’s obligations under the Guarantee will be secured by the Collateral (all of which is owned by the Company). The Guarantee will rank pari passu
in right of payment to all of the Guarantor’s existing and future indebtedness that is not by its terms expressly subordinated to the Guarantee. The Guarantee will be effectively subordinated to all of the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all existing and future liabilities, including trade payables, of each of the Guarantor’s subsidiaries (other than the Company).
Interest on the Notes is payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2021. The Notes will mature on July 15, 2025.

The Company may redeem the notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium, together with accrued and unpaid interest to the date of redemption.
In the event of a specified change of control, each holder of Notes may require the Company to repurchase its Notes in whole or in part at a repurchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the repurchase date.
The Company is required to deliver an appraisal of the First Lien Collateral and officer’s certificate on a semi-annual basis demonstrating the calculation of a collateral coverage ratio in relation to the First Lien Collateral (the “Collateral Coverage Ratio”) as of the end of each semi-annual period based on such appraisal. If the Company fails to deliver the officer’s certificate in a timely manner or the Collateral Coverage Ratio is less than 1.6 to 1.0 as of the end of the semi-annual period, then, subject to an opportunity to cure the deficiency in the Collateral Coverage Ratio, the Company will be required to pay special interest in an additional amount equal to 2.0% per annum of the outstanding principal amount of the Notes until the Collateral Coverage Ratio is established to be at least 1.6 to 1.0.
The Indenture contains covenants that, among other things, restrict the ability of the Guarantor and the ability of its restricted subsidiaries (including the Company) to: (i) pay dividends, redeem or repurchase stock or make other distributions or restricted payments, (ii) incur liens on the Collateral and dispose of or release the Collateral, (iii) repay subordinated indebtedness, (iv) make certain loans and investments, (v) incur indebtedness or issue preferred stock, (vi) merge, consolidate or sell assets, (vii) undergo certain change of control transactions, and (viii) designate subsidiaries as unrestricted. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.
Upon the occurrence of any event of default (other than certain bankruptcy or insolvency or reorganization events affecting the Guarantor or certain of its subsidiaries, including the Company), the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy, insolvency or reorganization events affecting the Guarantor or certain of its subsidiaries (including the Company), all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holder.
Copies of the Indenture and the form of the Notes are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein. The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.
ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT .
In connection with the pricing of its offering of the Notes, on June 25, 2020, the Company delivered notice of its intent, effective June 30, 2020, to repay in full and terminate the Credit and Guaranty Agreement, dated as of March 18, 2020, among American Airlines, Inc., as the borrower, American Airlines Group Inc., as parent and guarantor, the lenders party thereto, Citibank N.A., as administrative agent and collateral agent and certain other parties thereto (the “Delayed Draw Term Loan Credit Agreement” and, together with all security documents and all other loan documents related thereto, the “Delayed Draw Term Loan Credit Documents”). Pursuant to the terms of the Delayed Draw Term Loan Credit Agreement, on June 30, 2020, the Company repaid the full amount of outstanding borrowings under the Delayed Draw Term Loan Credit Agreement, which totaled approximately $1.0 billion, plus accrued interest thereon and all other obligations under the Delayed Draw Term Loan Credit Documents, and the Delayed Draw Term Loan Credit Documents were terminated in full. The material terms and conditions of the Delayed Draw Term Loan Credit Agreement were described in the Company’s Current Report on Form
8-K
filed on March 19, 2020.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant .
The description set forth under Item 1.01 of this Form
8-K
is incorporated by reference herein in its entirety.
ITEM 7.01.	REGULATION FD DISCLOSURE.
On July 1, 2020, the Company issued a press release regarding the long-haul international schedule for the Company for winter 2020 through summer 2021, which press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 30, 2020, by and among American Airlines, Inc., American Airlines Group and Wilmington Trust, National Association, as trustee.

4.2	Form of 11.750% Senior Secured Notes due 2025 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).

99.1	Press Release, dated July 1, 2020.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Quarterly Report on Form
10-Q
for the three months ended March 31, 2020 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item

1A. Risk Factors), as updated by Exhibit 99.3 attached to the Company’s Current Report on Form
8-K
filed on June 22, 2020, and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines Group Inc.

Date: Ju ly 1 , 2020	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

Date: Ju ly 1 , 2020	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer